UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2017

C&J Energy Services, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-55404	81-4808566
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 325-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Incentive Plan

On January 12, 2017, the board of directors (the “Board”) of C&J Energy Services, Inc. (the “Company”) adopted the C&J Energy Services, Inc. 2017 Management Incentive Plan (the “Incentive Plan”), effective as of January 6, 2017, the day the Company’s predecessor and subsidiaries emerged from their chapter 11 cases.

The Compensation Committee of the Board (the “Compensation Committee”) will administer the Incentive Plan. The Compensation Committee has broad authority under the Incentive Plan to, among other things: (i) select participants; (ii) determine the types of awards that participants are to receive and the number of shares that are to be subject to such awards; and (iii) establish the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Incentive Plan include non-employee directors of the Company, employees of the Company or any of its affiliates, and certain consultants and advisors to the Company or any of its affiliates. The types of awards that may be granted under the Incentive Plan include stock options, restricted stock units, restricted stock, performance awards and other forms of awards granted or denominated in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as well as certain cash-based awards.

The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the Incentive Plan is 8,046,021. If any stock option or other stock-based award granted under the Incentive Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised award shall again be available for the purpose of awards under the Incentive Plan. If any shares of restricted stock, performance awards or other stock-based awards denominated in shares of Common Stock awarded under the Plan are forfeited for any reason, the number of forfeited shares shall again be available for purposes of awards under the Incentive Plan. Any award under the Incentive Plan settled in cash shall not be counted against the maximum share limitation.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the Company’s stockholders.

The description of the Incentive Plan in this report is qualified in its entirety by reference to the full text of the Incentive Plan, a complete copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	C&J Energy Services, Inc. 2017 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2017	C&J ENERGY SERVICES, INC.

	By:	/s/ Danielle Hunter
		Name:	Danielle Hunter
		Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	C&J Energy Services, Inc. 2017 Management Incentive Plan.